EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements pertaining to the Healthaxis Inc. 2000 Stock Option Plan (Form S-8 No. 333-54690), Provident American Corporation Stock Option Plan For Directors, Provident American Corporation 1996 Employee Incentive Stock Option Plan, Provident American Corporation 1996 Incentive Stock Option Plan For Life And Health Insurance Agents (Form S-8 No. 333-15997), The Provident Military Market Stock Option Plan (Form S-8 No. 333-71223), Provident American Corporation Amended And Restated Stock Option Plan For Directors (Form S-8 No. 333-83091), Pre-Effective Amendment No. One To Form S-3 (File No. 333-33842), the Registration Statement pertaining to the Healthaxis.com, Inc. Amended and Restated 1998 Stock Option Plan and the Insurdata Incorporated 1999 Stock Option Plan (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-30256) and the Registration Statement on Form S-3 (File No. 333-98951) and the related Prospectus for the registration of 14,500,000 shares of its common stock of our report dated February 26, 2002, except for Notes 26 and 27, as to which the date is June 11, 2002 relating to the consolidated financial statements of Healthaxis Inc. as of and for the year ended December 31, 2001 included in its Annual Report on Form 10-K/A (Amendment No. 2) filed with the Securities and Exchange Commission.

Dallas, Texas December 9, 2002	/s/ Ernst & Young LLP